                                                                     EXHIBIT 4.2

             [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE
                                    SECURITY]


CUSIP No.                                                     $
          ----------------                                      ---------------

                    12% Senior Secured Exchange Note Due 2005

                  Revlon Consumer Products Corporation, a Delaware corporation, promises to pay to____________ , or registered assigns, the principal sum of ________ Dollars on December 1, 2005.

                  Interest Payment Dates: June 1 and December 1.

                  Record Dates: May 15 and November 15.

                  Additional provisions of this Security are set forth on the other side of this Security.


Dated:                              REVLON CONSUMER PRODUCTS
                                           CORPORATION

                                    By:
                                        ----------------------------------------
                                                  [Title]

[SEAL]                              By:
                                         ---------------------------------------
                                                  [Title]


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST COMPANY,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.




by
    ------------------------------------------
    Authorized Signatory




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*/ [If the Security is to be issued in global form add the Global Securities
Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 to Appendix A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]


**/ [If the Security is a Private Exchange Security issued in a Private Exchange Offer to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1 to Appendix A.]

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                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY
                          OR PRIVATE EXCHANGE SECURITY]

                    12% Senior Secured Exchange Note Due 2005

1.       Interest

                  Revlon Consumer Products Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the Principal amount of this Security at the rate per annum shown above (without duplication of the interest that accrued on the Initial Security in exchange for which this Security was issued)[; provided, however, that if (a) by February 25, 2002, neither the Shelf Registration Statement nor the Exchange Offer Registration Statement has been filed with the SEC, the rate per annum at which this Security bears interest will increase by 0.5% from and including such date until but excluding the earlier of (i) the date on which the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and
(ii) June 24, 2002 and if (b) by June 24, 2002, neither (i) the Registered Exchange Offer is consummated nor (ii) the Shelf Registration Statement is declared effective, the rate per annum at which this Security bears interest will increase by 0.5% from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of the Shelf Registration Statement.](1) The Company will pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Initial Securities, or, if no interest has been paid on the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, from November 26, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

--------
(1) Insert if at the time of issuance of the Exchange Security or Private Exchange Security (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Agreement.

2.       Method of Payment

                  The Company will pay interest referred to in paragraph 1 above (except defaulted interest) on the Exchange Securities or Private Exchange Securities to the persons who are registered holders of Securities at the close of business on the May 15 and November 15 next preceding the interest payment date even if Exchange Securities or Private Exchange Securities are canceled after the record date and on or before the interest payment date. The Company will pay interest referred to in paragraph 1 of the Initial Securities (except defaulted interest) on the Initial Securities in exchange for which the Exchange Securities or Private Exchange Securities were issued to the Persons who, at the close of business on the May 15 or the November 15 next preceding each interest payment date, are registered holders of such Initial Securities, if such record date occurs prior to such exchange, or registered holders of the Exchange Securities or Private Exchange Securities, if such record date occurs on or after the date of such exchange, even if Exchange Securities or Private Exchange Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal, interest and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a global note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent, Registrar and Collateral Agent

                  Initially, Wilmington Trust Company, as trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar or co-registrar. Initially, Wilmington Trust Company will act as Collateral Agent.


4.       Indenture

                  The Company issued the Securities under an Indenture dated as of November 26, 2001 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
                  The Securities are obligations of the Company secured as provided in paragraph 9 below and limited to $663,000,000 aggregate Principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities constitute "Designated Senior Debt" of the Company for purposes of the Company's Indenture dated as of February 1, 1998 with U.S. Bank Trust National Association, as trustee. [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate Principal amount of $363,000,000. The Securities include the Original Securities, up to an aggregate Principal amount of $300,000,000 of Additional Securities that may be issued under the Indenture and any Exchange Securities or Private Exchange Securities issued in exchange for Initial Securities]. [This Security is one of up to $300,000,000 aggregate Principal amount of Additional Securities. The Securities include such Additional Securities, the Initial Securities in an aggregate principal amount of $363,000,000 previously issued under the Indenture and any Exchange Securities or Private Exchange Securities issued in exchange for Initial Securities.] The Initial Securities, the Exchange Securities, the Private Exchange Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by the Subsidiaries of the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Subsidiaries of Liens on its property and assets, the sale or transfer of assets and Subsidiary stock by the Company and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.


5.       Optional Redemption

                  The Company may redeem the Securities at the option of the Company at any time or from time to time, in whole or in part, at a redemption price equal to the sum of (i) the then outstanding aggregate Principal amount thereof, plus (ii) accrued and unpaid interest (if any) to the redemption date, plus (iii) the Applicable Premium.

6.       Notice of Redemption

                  Notice of redemption under paragraph 5 will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.


8.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.


9.       Guarantees; Security

                  The payment of Principal of and interest, if any, on the Securities and other Obligations of the Company under the Securities and the Indenture will be (i) unconditionally and jointly and severally guaranteed by the Guarantors, pursuant to, and subject to the terms (including release provisions) of, Section 4.10 and Article X of the Indenture and (ii) secured on a second-priority basis by the Lien of the Security Documents pursuant to, and subject to the terms (including release provisions) of, Section 4.12 and Article XI of the Indenture and the Collateral Agency Agreement.

10.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.


11.      Unclaimed Money

                  If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to redemption or maturity, as the case may be.

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13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture, any Indenture Guarantee or the Securities or any other Indenture Document may be amended with the written consent of the Holders of at least a majority in Principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend the Indenture, any Indenture Guarantee or the Securities or any other Indenture Document to cure any ambiguity, omission, defect or inconsistency, or to comply with Sections 4.10, 4.11 or 4.12 or Article V or XI of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Indenture Guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to otherwise comply with the Act or to provide for the issuance of the Exchange Securities or the Private Exchange Securities, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to repurchase Securities when required; (iii) failure by the Company, as applicable, to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Parent Guarantor, the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Parent Guarantor, the Company or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $25 million if such default continues for 10 days after the required notice to the Company; (vii) the invalidity or asserted invalidity by the Company or any Guarantor of the Liens created by the Security Documents (with certain exceptions) if such default continues for 10 days after the required notice to the Company; and (viii) an Indenture Guarantee ceasing to be in full force and effect (other than in accordance with the Indenture) if such default continues for 10 days after the required notice to the Company or denial or disaffirmation by a Guarantor of its obligations under its Indenture Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


18.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


20.  Holders' Compliance with Registration Agreement

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


21.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION
OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to the Company at:


                  625 Madison Avenue
                  New York, New York  10022
                  Attention of General Counsel

                                 ASSIGNMENT FORM

              To assign this Security, fill in the form below:

              I or we assign and transfer this Security to

                (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

              and irrevocably appoint              agent to transfer
              this Security on the books of the Company. The agent may substitute another to act for him.


Date:                           Your Signature:
     -------------------------                   -------------------------------
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Security.)

                                                 Signature must be guaranteed
                                                 by a participant in a
                                                 recognized signature guaranty
                                                 medallion program or other
                                                 signature guarantor acceptable
                                                 to the Trustee.

                 OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in Principal amount: $


Date:                             Your Signature:
      ----------------------                      ------------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  the Security.)


Signature Guarantee:
                     -----------------------------------------------------------
                       (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.)